As filed with the Securities and Exchange Commission on March 1, 2024

Registration No. 333-223848

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933
________________

NOKIA CORPORATION

(Exact name of registrant as specified in its charter)

Republic of Finland (State or other jurisdiction of incorporation or organization)		Not Applicable (I.R.S. Employer Identification Number)
Karakaari 7 FI-02610 Espoo, Finland +358 10 4488000

(Address of principal executive offices)

NOKIA RESTRICTED SHARE PLAN 2018

(Full title of the plans)

_______________

Ronald A. Antush

Nokia of America Corporation

3201 Olympus Blvd.

Dallas, Texas 75019

(469) 682-7649

(Name, address and telephone number of agent for service)

Copies to:

Doreen E. Lilienfeld, Esq.

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022
(212) 848-5000

EXPLANATORY NOTE

Nokia Restricted Share Plan 2018

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-8, Registration No. 333-223848 (the “2018 Registration Statement”) is being filed to deregister certain shares (the “Shares”) of Nokia Corporation (the “Company”) that were registered for issuance pursuant to the Nokia Restricted Share Plan 2018 (the “2018 Restricted Share Plan”). The 2018 Registration Statement registered 8,000,000 Shares issuable pursuant to the 2018 Restricted Share Plan to employees of the Company. The 2018 Registration Statement is hereby amended to deregister all Shares that were previously registered and that remain unissued under the 2018 Restricted Share Plan.

Filing Fee Offset

Contemporaneously with the filing of this Post-Effective Amendment No. 2 to the 2018 Registration Statement, the Company is filing a Registration Statement on Form S-8 (the “New Registration Statement”) to register shares issuable under other of its employee benefit plans. In accordance with Rule 457(p) under the U.S. Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the 2018 Registration Statement is also being filed to carry over to the New Registration Statement the $5,121.77 portion of the registration fee previously paid by the Company in connection with the 2018 Registration Statement to register 7,230,000 Shares.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas on March 1, 2024.

NOKIA CORPORATION

By:	/s/ Ronald A. Antush
Name:	Ronald A. Antush
Title:	Authorized Signatory

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 2.